INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Amendment No. 20 to Registration Statement No 811-03986 of our report dated May 14, 2003, appearing in this March 31, 2003 Annual Report to Redwood MicroCap Fund, Inc.


                                    /s/Ehrhardt Keefe Steiner & Hottman PC
                                       Ehrhardt Keefe Steiner & Hottman PC

May 14, 2003
Denver, Colorado